CERTIFICATE OF AMENDMENT
                                 OF
                     CERTIFICATE OF INCORPORATION
                                 OF
                WISCONSIN CENTRAL TRANSPORTATION CORPORATION


        WISCONSIN CENTRAL TRANSPORTATION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation (hereinafter called the "corporation") is WISCONSIN CENTRAL TRANSPORTATION CORPORATION.

        2. The date of filing of the original certificate of incorporation of the corporation with the Delaware Secretary of State was August 12, 1987. The date of filing of the restated certificate of incorporation of the corporation was May 20, 1991.

        3. Article 4 of the Restated Certificate of Incorporation of the corporation is amended to read in its entirety as follows:

"Article 4. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 151,000,000, consisting of 150,000,000 shares of common stock, with a par value of $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, with a par value of $1.00 per share ("Preferred Stock").

A.      Reclassification of Outstanding Common Stock

        Each share of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding immediately prior to the effective date of this Restated Certificate of Incorporation is reclassified as 337.831 shares of Common Stock, and any fractional shares resulting from the reclassification are converted into the right to receive cash in an amount per share equal to the price at which Common Stock is offered to the public in the initial public offering of Common Stock. Certificates evidencing shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall evidence the number of shares of Common Stock into which they have been reclassified.

B.      Preferred Stock

        (1) The Board of Directors is specifically authorized to issue shares of Preferred Stock in one or more series. The shares of each series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, optional or other special rights and qualifications, limitations and restrictions thereof, and such redemption provisions as are stated and expressed in the resolutions providing for the issuance of the series adopted by the Board of Directors.

        (2) All or any part of any series of Preferred Stock may be redeemed at any time or times at the option of the Corporation, by resolution of the Board of Directors, in accordance with the terms and conditions fixed by the Board of Directors in the resolution or resolutions providing for the issuance of such series. The Corporation may redeem shares of any one or more series of Preferred Stock without redeeming shares of any other series except as may be otherwise provided in the resolution or resolutions providing for the issuance of the series of Preferred Stock."

        4. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

Signed on May 20, 1996.



                                     /s/ Thomas W. Rissman
                                  Name:  Thomas W. Rissman
                                 Title:  Secretary

                        CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF
               WISCONSIN CENTRAL TRANSPORTATION CORPORATION


        WISCONSIN CENTRAL TRANSPORTATION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation (hereinafter called the "corporation") is WISCONSIN CENTRAL TRANSPORTATION CORPORATION.

        2. The date of filing of the original certificate of incorporation of the corporation with the Delaware Secretary of State was August 12, 1987. The date of filing of the restated certificate of incorporation of the corporation was May 20, 1991.

        3. Article 4 of the Restated Certificate of Incorporation of the corporation is amended to read in its entirety as follows:

"Article 4. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 41,000,000, consisting of 40,000,000 shares of common stock, with a par value of $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, with a par value of $1.00 per share ("Preferred Stock").

A.      Reclassification of Outstanding Common Stock

        Each share of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding immediately prior to the effective date of this Restated Certificate of Incorporation is reclassified as 337.831 shares of Common Stock, and any fractional shares resulting from the reclassification are converted into the right to receive cash in an amount per share equal to the price at which Common Stock is offered to the public in the initial public offering of Common Stock. Certificates evidencing shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall evidence the number of shares of Common Stock into which they have been reclassified.

B.      Preferred Stock

        (1) The Board of Directors is specifically authorized to issue shares of Preferred Stock in one or more series. The shares of each series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, optional or other special rights and qualifications, limitations and restrictions thereof, and such redemption provisions as are stated and expressed in the resolutions providing for the issuance of the series adopted by the Board of Directors.

        (2) All or any part of any series of Preferred Stock may be redeemed at any time or times at the option of the Corporation, by resolution of the Board of Directors, in accordance with the terms and conditions fixed by the Board of Directors in the resolution or resolutions providing for the issuance of such series. The Corporation may redeem shares of any one or more series of Preferred Stock without redeeming shares of any other series except as may be otherwise provided in the resolution or resolutions providing for the issuance of the series of Preferred Stock."

        4. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

Signed on June 2, 1993.



                                       /s/ Edward A. Burkhardt
                                    Name:  Edward A. Burkhardt
                                   Title:  President


ATTEST                                 /s/ Thomas W. Rissman
                                    Name:  Thomas W. Rissman
                                   Title:  Secretary

                              RESTATED
                     CERTIFICATE OF INCORPORATION
                                 OF
             WISCONSIN CENTRAL TRANSPORTATION CORPORATION


        WISCONSIN CENTRAL TRANSPORTATION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation (hereinafter called the "corporation") is WISCONSIN CENTRAL TRANSPORTATION CORPORATION. The name of the corporation under which it was originally incorporated was THE WISCONSIN CORPORATION.

        2. The date of filing of the original certificate of incorporation of the corporation with the Delaware Secretary of State was August 12, 1987.

        3. The Certificate of Incorporation of the corporation is amended and restated to read in its entirety as set forth in Exhibit A hereto.

        4. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

Signed on April 24, 1991.


                                      /s/ Edward A. Burkhardt
                                   Name:  Edward A. Burkhardt
                                  Title:  President



      ATTEST                          /s/ Thomas W. Rissman
                                   Name:  Thomas W. Rissman
                                  Title:  Assistant Secretary

                                 EXHIBIT A


                    RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                 WISCONSIN CENTRAL TRANSPORTATION CORPORATION



Article 1.      The name of this Corporation is Wisconsin Central
Transportation Corporation.

Article 2. The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

Article 3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article 4. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 11,000,000, consisting of 10,000,000 shares of common stock, with a par value of $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, with a par value of $1.00 per share ("Preferred Stock").

A.      Reclassification of Outstanding Common Stock
        Each share of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding immediately prior to the effective date of this Restated Certificate of Incorporation is reclassified as 337.831 shares of Common Stock, and any fractional shares resulting from the reclassification are converted into the right to receive cash in an amount per share equal to the price at which Common Stock is offered to the public in the initial public offering of Common Stock. Certificates evidencing shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall evidence the number of shares of Common Stock into which they have been reclassified.

B.      Preferred Stock.
        (1) The Board of Directors is specifically authorized to issue shares of Preferred Stock in one or more series. The shares of each series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, optional or other special rights and qualifications, limitations and restrictions thereof, and such redemption provisions as are stated and expressed in the resolutions providing for the issuance of the series adopted by the Board of Directors.
        (2) All or any part of any series of Preferred Stock may be redeemed at any time or times at the option of the Corporation, by resolution of the Board of Directors, in accordance with the terms and conditions fixed by the Board of Directors in the resolution or resolutions providing for the issuance of such series. The Corporation may redeem shares of any one or more series of Preferred Stock without redeeming shares of any other series except as may be otherwise provided in the resolution or resolutions providing for the issuance of the series of Preferred Stock.

Article 5. Except as otherwise provided in this Restated Certificate of Incorporation, the power to alter, amend or repeal the By-Laws or adopt new By-Laws, subject to repeal or change by action of the stockholders, shall be vested in the Board of Directors of the Corporation.

Article 6.      The Corporation is to have perpetual existence.

Article 7. (i) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                        (ii) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

                        (iii) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (i) and (ii) of this Article 7, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                        (iv)  Any indemnification under subsections (i) and
(ii) of this Article 7 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (i) and (ii) of this Article 7. Except as otherwise expressly required in such subsections
(i) and (ii), such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                        (v) The Corporation shall advance attorneys' fees or other expenses incurred, or, in the judgment of the Board of Directors reasonably expected to be incurred, by any of its directors, officers, employees or agents in any action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking of such party to repay the advance if it is ultimately determined that such party is not entitled to indemnification hereunder.

                        (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                        (vii) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 7 and regardless of whether he would have been entitled to indemnification by the Corporation.

                        (viii)  For the purposes of this Article 7,
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                        (ix) For purposes of this Article 7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 7.

                        (x) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 7 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                        (xi)  Notwithstanding the foregoing provisions of
Article 7, the Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the Delaware General Corporation Law or any other applicable law, as may from time to time be in effect.

Article 8. No person who was or is a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to the Corporation or its stockholders shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended. For purposes of this Article, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the Corporation" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect the elimination or limitation of the personal liability of a director for any act or omission occurring prior to the effective date of such repeal or modification. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

Article 9. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

Article 10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.